Exhibit 99.1

FirstEnergy Corp.	For Release: July 30, 2025
341 White Pond Drive
Akron, Ohio 44320
www.firstenergycorp.com

News Media Contact:	Investor Contact:
Tricia Ingraham	Karen Sagot
(330) 384-5247	(330) 761-4286

FirstEnergy Announces Second Quarter 2025 Financial Results

Reports second quarter 2025 GAAP earnings of $0.46 per share and Core Earnings (non-GAAP) of $0.52 per share, ahead of plan

Reports June 2025 year-to-date GAAP earnings of $1.09 per share and Core Earnings of $1.19 per share; represents a 19% increase in Core Earnings year-over-year

Deploys $2.5 billion in customer-focused capital investments through June, aligned with $5 billion 2025 investment plan and $28 billion 2025-2029 Energize365 program

Affirms full-year 2025 Core Earnings guidance of $2.40 to $2.60 per share, targeting upper half of the range
Affirms 6-8% compounded annual Core Earnings growth rate from 2025 through 2029

AKRON, Ohio – FirstEnergy Corp. (NYSE: FE) today reported second quarter 2025 GAAP earnings of $268 million, or $0.46 per basic and diluted share, on revenue of $3.4 billion. This compares to second quarter 2024 GAAP earnings of $45 million, or $0.08 per basic and diluted share, on revenue of $3.3 billion. GAAP results include the impact of special items listed below.

Core Earnings (non-GAAP) for the second quarter of 2025 were $0.52 per share, compared to $0.51 per share in the second quarter of 2024.

FirstEnergy affirmed its 2025 Core Earnings guidance range of $2.40 to $2.60 per share, based on 578 million shares outstanding, and is targeting the upper half of the range. The company also affirmed its 6-8% compounded Core Earnings growth rate target from 2025 through 2029. This growth is supported by FirstEnergy’s five-year, $28 billion capital investment plan, Energize365, which includes $5 billion in targeted investments in 2025. The company has deployed $2.5 billion in capital investments through the first half of 2025.

“Our performance through the first six months of 2025 reflects our work to optimize FirstEnergy for stable growth and financial strength while investing in the reliability and resilience of our electric system,” said Brian X. Tierney, FirstEnergy Board Chair, President and Chief Executive Officer. “We are delivering on each of our key financial metrics and are on track to deliver results in the upper half of our guidance range.”

Second Quarter Results

Second quarter 2025 Core Earnings benefited from the impact of new base rates in Pennsylvania and growth in transmission rate base under formula rate programs. These drivers were partially offset by milder temperatures throughout the second quarter of 2025 as compared to 2024, which reduced customer demand by nearly 3%.

Second quarter Core Earnings in the Distribution segment increased $0.06 per share compared to the second quarter of 2024 primarily due to new base rates in Pennsylvania that went into effect on Jan. 1, 2025, and lower operating expenses and financing costs. This was partially offset by the impact of milder temperatures on customer demand.

In the Integrated segment, Core Earnings were flat compared to the second quarter of 2024. Results benefited from 14% growth in transmission rate base resulting from capital investments in formula rate programs and a lower effective tax rate. These offset lower customer demand and slightly higher planned operating expenses.

In the Stand-Alone Transmission segment, Core Earnings decreased $0.01 per share compared to the second quarter of 2024. Rate base increased 8% as capital investments grew by 48% compared to the second quarter of 2024, partially offsetting the impact of annual revenue requirement true-ups.

In Corporate/Other, results decreased $0.04 per share compared to the second quarter of 2024 due to higher financing costs, mainly associated with the extinguishment of promissory notes connected with the FirstEnergy Transmission, LLC (FET) minority interest sale, which closed in March 2024.

First Half Results

For the first half of 2025, FirstEnergy reported GAAP earnings of $628 million, or $1.09 per basic and diluted share, on revenue of $7.1 billion. This compares to GAAP earnings of $298 million, or $0.52 per basic and diluted share, on revenue of $6.6 billion in the first half of 2024. GAAP results for both periods reflect the impact of special items listed below.

Core Earnings (non-GAAP) for the first half of 2025 were $1.19 per share, compared to $1.00 per share in the first half of 2024.

Core Earnings growth reflects the continued success of the company’s regulated investment strategy, higher weather-related distribution sales, the impact of new base rates in Pennsylvania, West Virginia and New Jersey, and lower operating expenses compared to the first half of 2024. These factors offset the impact of dilution from the FET transaction.

Consolidated GAAP Earnings Per Share (EPS) to Core (Non-GAAP) EPS Reconciliation

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Earnings Attributable to FirstEnergy Corp. (GAAP) - $M	$268	$45	$628	$298
Basic – EPS (GAAP)	$0.46	$0.08	$1.09	$0.52
Excluding Special Items:
Net Pension/OPEB credits	(0.01)	(0.02)	(0.03)	(0.05)
Signal Peak earnings impact	—	(0.03)	—	(0.06)
ARO regulatory change	—	0.28	—	0.28
Debt-related costs	0.03	0.12	0.03	0.12
FE Forward cost to achieve	—	—	—	0.01
Investigation and other related costs	0.03	0.04	0.05	0.07
Regulatory charges	—	0.04	—	0.03
Reorganization costs	0.01	—	0.04	—
Strategic transaction charges	—	—	0.01	0.08
Total Special Items	0.06	0.43	0.10	0.48
Core EPS (Non-GAAP)	$0.52	$0.51	$1.19	$1.00

Per share amounts for the special items above are based on the after-tax effect of each item divided by the number of shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rate ranges from 21% to 29%. Basic EPS (GAAP), and Core EPS (non-GAAP) are based on 577 million shares for the second quarter and first half of 2025 and 575 million shares for the second quarter and first half of 2024.

Non-GAAP Financial Measures

We refer to certain financial measures, including Core Earnings (non-GAAP) per share (“Core EPS”), as “non-GAAP financial measures,” which are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) and exclude the impact of “special items” from earnings attributable to FirstEnergy Corp., as reflected in the table above. Core EPS is calculated based on the weighted average number of common shares outstanding in the respective period.

Management uses these non-GAAP financial measures to evaluate the company’s and its segments’ performance and manage its operations and frequently references these non-GAAP financial measures in its decision-making, using them to facilitate historical and ongoing performance comparisons. Management believes that the non-GAAP financial measures of Core Earnings and Core EPS, including by segment, provide consistent and comparable measures of performance of its businesses on an ongoing basis. Management also believes that such measures are useful to shareholders and other interested parties to understand performance trends and evaluate the company against its peer group by presenting period-over-period operating results without the effect of certain special items that may not be consistent or comparable across periods or across the company’s peer group. These non-GAAP financial measures are intended to complement, and are not considered as alternatives to, the most directly comparable GAAP financial measures, which for Core EPS is EPS attributable to FirstEnergy Corp. (GAAP), as reconciled in the above table. Also, such non-GAAP financial measures may not be comparable to similarly titled measures used by other entities.

Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating the company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special Items for the period can be found in more detail in the Company’s Strategic and Financial Highlights, available at www.firstenergycorp.com/ir.

Forward-Looking Non-GAAP Measures

A quantitative reconciliation of forward-looking non-GAAP measures, including 2025 Core EPS and compound annual Core EPS growth rate projections, to the most directly comparable GAAP measures is not provided because comparable GAAP measures for such measures are not available without unreasonable efforts due to the inherent difficulty in forecasting and quantifying measures that would be necessary for such reconciliation. Specifically, management cannot, without unreasonable effort, predict the impact of these special items in the context of Core EPS guidance and compound annual Core EPS growth rate projections because these items, which could be significant, are difficult to predict and may be highly variable. In addition, the company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. Forward-looking statements, including these special items, are based upon current expectations and are subject to factors that could cause actual results to differ materially from those suggested here, including those factors set forth under “Forward-Looking Statements,” below.

Investor Materials and Teleconference

FirstEnergy’s Strategic and Financial Highlights presentation is posted on the company’s Investor Information website – www.firstenergycorp.com/ir. It can be accessed through the Second Quarter 2025 Financial Results link. Important information may be disseminated initially or exclusively via the company’s Investor Information website; investors should consult the site to access this information.

The company invites investors, customers and other interested parties to listen to a live webcast of its teleconference for financial analysts and view presentation slides at 9:00 a.m. EDT tomorrow. FirstEnergy management will present an overview of the company’s financial results followed by a question-and-answer session. The teleconference and presentation can be accessed on the Investor Information website by selecting the Second Quarter 2025 Earnings Webcast link. The webcast and presentation will be archived on the website.

FirstEnergy is dedicated to integrity, safety, reliability and operational excellence. Its electric distribution companies form one of the nation's largest investor-owned electric systems, serving more than 6 million customers in Ohio, Pennsylvania, New Jersey, West Virginia, Maryland and New York. FirstEnergy’s transmission subsidiaries operate more than 24,000 miles of transmission lines that connect the Midwest and Mid-Atlantic regions. Follow FirstEnergy online at www.firstenergycorp.com and on X @FirstEnergyCorp.

Forward-Looking Statements: This news release includes forward-looking statements based on information currently available to management and unless the context requires otherwise, references to “we,” “us,” “our” and “FirstEnergy” refers to FirstEnergy Corp. and its subsidiaries. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the potential liabilities, increased costs and unanticipated developments resulting from government investigations and agreements, including those associated with compliance with or failure to comply with the Deferred Prosecution Agreement entered into July 21, 2021 and settlements with the U.S. Attorney’s Office for the Southern District of Ohio and the Securities and Exchange Commission (“SEC”); the risks and uncertainties associated with government investigations and audits regarding Ohio House Bill 6, as passed by Ohio’s 133rd General Assembly (“HB 6”) and related matters, including potential adverse impacts on federal or state regulatory matters, including, but not limited to, matters relating to rates; the risks and uncertainties associated with litigation, arbitration, mediation and similar proceedings, particularly regarding HB 6 related matters; changes in national and regional economic conditions, including recession, volatile interest rates, inflationary pressure, supply chain disruptions, higher fuel costs, and workforce impacts, affecting us and/or our customers and those vendors with which we do business; variations in weather, such as mild seasonal weather variations and severe weather conditions (including events caused, or exacerbated, by climate change, such as wildfires, hurricanes, flooding, droughts, high wind events and extreme heat events) and other natural disasters, which may result in increased storm restoration expenses or material liability and negatively affect future operating results; the potential liabilities and increased costs arising from regulatory actions or outcomes in response to severe weather conditions and other natural disasters; legislative and regulatory developments, and executive orders, including, but not limited to, matters related to rates, energy regulatory policies, compliance and enforcement activity, cyber security, climate change, and equity and inclusion; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us, including the increasing number of financial institutions evaluating the impact of climate change on their investment decisions, and the loss of FirstEnergy Corp.’s status as a well-known seasoned issuer; the risks associated with physical attacks, such as acts of war, terrorism, sabotage or other acts of violence, and cyber-attacks and other disruptions to our, or our vendors’, information technology system, which may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; the ability to accomplish or realize anticipated benefits through establishing a culture of continuous improvement and our other strategic and financial goals, including, but not limited to, executing Energize365, our transmission and distribution investment plan, executing on our rate filing strategy, controlling costs, improving credit metrics, maintaining investment grade ratings, strengthening our balance sheet and growing earnings; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts may negatively impact our forecasted growth rate, results of operations and may also cause it to make contributions to its pension sooner or in amounts that are larger than currently anticipated; changes in assumptions regarding factors such as economic conditions within our territories, the reliability of our transmission and distribution system, our generation resource planning in West Virginia, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; human capital management challenges, including among other things, attracting and retaining appropriately trained and qualified employees and labor disruptions by our unionized workforce; mitigating exposure for remedial activities associated with retired and formerly owned electric generation assets, including those sites impacted by the legacy coal combustion residual rules that were finalized during 2024, and the Environmental Protection Agency’s reconsideration of such rule; changes to environmental laws and regulations, including, but not limited to, federal and state rules related to climate change, and potential changes to such laws and regulations; changes in customers’ demand for power, including, but not limited to, economic conditions, the impact of climate change, emerging technology, particularly with respect to electrification, energy storage and distributed sources of generation; future actions taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; the potential of non-compliance with debt covenants in our credit facilities; the ability to comply with applicable reliability standards and energy efficiency and peak demand reduction mandates; changes to significant accounting policies; any changes in tax laws or regulations, including, but not limited to, the Inflation Reduction Act of 2022, the One Big Beautiful Bill Act of 2025, as signed into law on July 4, 2025, or adverse tax audit results or rulings and potential changes to such laws and regulations; the ability to meet our publicly-disclosed goals relating to climate-related matters, opportunities, improvements, and efficiencies, including FirstEnergy’s Greenhouse gas reduction goals’ and the risks and other factors discussed from time to time in FirstEnergy Corp.’s SEC filings. Dividends declared from time to time on FirstEnergy Corp.’s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by the FirstEnergy Corp. Board at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read together with, the risk factors included in FirstEnergy Corp.’s Form 10-K, Form 10-Q and in other filings with the SEC. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy Corp.’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy Corp. expressly disclaims any obligation to update or revise, except as required by law, any forward-looking statements contained herein or in the information incorporated by reference as a result of new information, future events or otherwise.

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